                                  EXHIBIT 10.6


                         REAL ESTATE PURCHASE AGREEMENT


     THIS REAL ESTATE PURCHASE AGREEMENT (hereinafter "Agreement") is made and entered into as of the 10th day of October, 1996,

     BY AND BETWEEN           BAGEL LAND, INC.,
                              an Oklahoma corporation,
                              hereinafter referred to as

                                   "SELLER"

     AND                      NEW YORK BAGEL ENTERPRISES, INC.,
                              a Kansas corporation,
                              hereinafter referred to as

                                   "BUYER"


     W I T N E S S E T H:

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, the following described real estate owned by Seller, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and payments hereinafter set out, Seller and Buyer do hereby contract to, and agree with, each other as follows:

     1. PROPERTY. Seller does hereby agree to sell, and Buyer does hereby agree to purchase, upon the terms and conditions in this Agreement, the real estate together with all improvements located thereon described in Exhibit "A" attached hereto (hereinafter referred to as the "Property").

     2. PURCHASE PRICE. Buyer agrees to pay to Seller in consideration for the conveyance to Buyer of said Property a purchase price of Three Hundred Fifty-three Thousand Two Hundred Fifteen and 63/100 Dollars ($353,215.63) in cash or to Seller's lending institution for the benefit of Seller.

     3. PRORATION OF TAXES. All ad valorem taxes, including real estate taxes and special assessments, shall be adjusted and prorated as of the date of this Agreement. General taxes shall be prorated for the year 1996 on the basis of taxes levied for the year 1995. Special assessments shall be prorated on the basis of the amount due for the year 1996. All ad valorem taxes, including real estate taxes and any special assessments for the year 1995 and all prior years shall be paid by Seller. On and after the date of this Agreement, Buyer shall be responsible for the payment of all such taxes and assessments levied against the Property.

     4. RISK OF LOSS; INSURANCE. Buyer assumes the risk of loss and shall be responsible to obtain such insurance or other protections for such loss as Buyer may so desire.

     5. CONDITION OF THE PROPERTY; REPRESENTATIONS. Seller makes the following representations in respect to the condition of the Property:

     A. ENVIRONMENTAL. Seller states that Seller has not, nor have any of Seller's agents, representatives or employees, contaminated the Property during the term of Seller's ownership in violation of any applicable federal, state or local law, rule, regulation or ordinance pertaining to the air, water, soil quality, water well, hazardous waste, waste disposal and/or other environmental matters. Seller also represents that Seller has no knowledge that there has been any contamination on or under the Property prior to ownership by Seller, and that to the best of Seller's knowledge no contamination currently exists on or under the Property which would violate any applicable federal, state and local law, rule, regulation or ordinance pertaining to air, water, soil quality, water well, hazardous waste, waste disposal and/or other environmental matters.

     B. UTILITIES. There is available to the Property at its boundary lines for use by Buyer water, sewer, electrical, gas and telephone lines and systems having adequate capacity for the full and complete use of the Property for commercial purposes. If any of said utilities servicing the Property pass through adjoining private lands, they do so in accordance with valid public easements.

     C.   SELLER'S AUTHORITY.  Seller represents and warrants to Buyer that
          (i) it is duly authorized and empowered to execute, enter into and perform this Real Estate Purchase Agreement, (ii) all action on its part requisite for the due extension, delivery and performance of this Real Estate Purchase Agreement has been duly and effectively taken, and (iii) the person signing this Real Estate Purchase Agreement on behalf of Seller is duly authorized to do so.

     6. CLOSING COSTS. Buyer agrees to pay all costs associated with obtaining Buyer's financing, if any, including any mortgage registration fees. Seller and Buyer, respectively, shall each be responsible to pay all costs associated with any attorneys' fees or other professional fees which they may individually engage to assist them in the closing of this transaction. Except as otherwise set forth in this Agreement, all other closing costs shall be split equally between Seller and Buyer.

     7. SURVIVAL. Where applicable, all of the terms and conditions of this Agreement shall survive closing and delivery of the deed.

     8. TEXAS LAWS; HEIRS AND ASSIGNS. This Agreement and its validity, construction and performance shall be governed by the laws of the State of Texas. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

     9. ASSIGNMENT. Neither party may assign this Agreement or any rights arising thereunder without the prior written consent of the other party.

     IN WITNESS WHEREOF, the parties do hereby sign this Agreement as of the 10th day of October, 1996.

                                            BAGEL LAND, INC.


                                            By
                                               --------------------------------
                                               Robert J. Geresi, President

                                                        "SELLER"

                                            NEW YORK BAGEL ENTERPRISES, INC.


                                            By
                                               --------------------------------
                                               Paul R. Hoover, Vice President-
                                                 Strategic Planning

                                                        "BUYER"